UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400
Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

TTM Technologies, Inc. (the “Company”) is furnishing this Current Report on Form 8-K (this “Report”) in connection with its previously announced 2026 Investor Day being presented today, May 27, 2026, beginning at 8:30 a.m. Eastern Time, at the Nasdaq Exchange in New York City. During today’s presentations from key executives, the Company will reiterate its recently raised $4.0 billion revenue expectation for fiscal year 2026 and will also provide fiscal year 2026 target ranges for non-GAAP operating margin of 13% to 15% and Adjusted EBITDA margin of 16% to 18%. Also for fiscal year 2026, cash flow from operations is expected to be in the range of $300-$320 million and free cash flow, a non-GAAP measure, is expected to be slightly positive.

Additionally during today’s presentations, the Company will reference that it has taken steps to obtain allocated commitments in respect of a repriced and upsized Term Loan due May 2030 in the aggregate principal amount of $400 million, which the Company expects to close in June 2026, subject to completion of definitive documentation and satisfaction of customary closing conditions. If completed, the repricing transaction is expected to reduce the Company’s cost of borrowing on the Term Loan facility by 50 basis points.

The Company will also reference today that it has taken steps to obtain commitments for Revolving Credit facilities that provide for available borrowings of up to $1 billion, maturing in 2031, which are intended to replace the Company’s existing U.S. ABL Revolving Facility and ABL Facility in Asia. TTM Technologies expects to close the transaction concurrently with the closing of the Term Loan transaction in June 2026, subject to completion of definitive documentation and satisfaction of customary closing conditions.

The registration link to the webcast is currently available on the Company’s website and will continue to be available following the event. A transcript of the webcast and the slides shown during the presentation will also be available on the “Investor Relations” section of the Company’s website following the event.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements that relate to future events, including but not limited to the consummation of the refinancing transactions. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

With respect to the Company’s fiscal year 2026 outlook for non-GAAP operating margin and Adjusted EBITDA margin, the Company is unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. The Company’s expected non-GAAP operating margin excludes primarily the future impact of restructuring actions, impairment charges, and stock-based compensation. The Company’s expected Adjusted EBITDA margin excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, stock-based compensation and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on the most comparable U.S. GAAP financial measures for future periods.

Accordingly, the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for its expected fiscal year 2026 non-GAAP operating margin and Adjusted EBITDA margin because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

The Company presents non-GAAP financial information to enable investors to see the Company through the eyes of management and to provide better insight into the Company’s ongoing financial performance. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and historical reconciliations to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 27, 2026		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary